SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2006 (October 31, 2006)

INNOTRAC CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	000-23741	58-1592285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Sugarloaf Parkway, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 584-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 31, 2006, Innotrac Corporation (“Innotrac”) acquired from ClientLogic Corporation and its operating subsidiary, ClientLogic Operating Corporation (collectively, “ClientLogic”), certain assets associated with ClientLogic’s pick, pack and ship, reverse logistics, warehouse management and lettershop operations and the related customer service business conducted out of facilities in Columbus, Ohio. The transaction was consummated pursuant to that certain Asset Purchase Agreement dated as of September 5, 2006 by and between ClientLogic Operating Corporation and Innotrac, as amended by that certain First Amendment to Asset Purchase Agreement dated as of September 27, 2006 and that certain Second Amendment to Asset Purchase Agreement dated as of October 31, 2006 (as so amended, the “Purchase Agreement”).

The Purchase Agreement provides for a purchase price for the acquired assets of $1.8 million, $1 million of which was payable at closing and $800,000 of which is payable on or before February 28, 2007, plus additional payments to be made by Innotrac based on certain revenues associated with the operations acquired that are earned through a period ending as late as March 31, 2008. The additional payments called for in the Purchase Agreement are payable monthly in arrears and, subject to certain adjustments provided for in the Purchase Agreement, are calculated as 10% of gross revenues associated with certain existing customer contracts, 5% of net revenues under certain new contracts with existing customers and 5% of net revenues under new contracts with certain additional designated customers. In connection with the transaction, Innotrac also assumed certain liabilities and contractual obligations of ClientLogic related to the acquired operations, including contracts with existing clients. Innotrac intends to continue the conduct of the acquired business out of the Columbus, Ohio facilities.

The description contained herein of the Purchase Agreement, as amended, is qualified in its entirety by reference to the full text of such document and amendments, which are filed as Exhibits to the Current Report and incorporated herein by this reference. A copy of the press release issued by Innotrac announcing the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a) – (b)	Financial Statements of Businesses Acquired and Pro Forma Financial Information.

No later than 71 calendar days after this Current Report is required to be filed, Innotrac shall file by amendment to this Current Report any financial statements and pro formal financial information required to be filed in connection with the acquisition reported in Item 2.01 above.

(c)	Shell Company Transactions. None.

(d)	Exhibits.

The exhibits required to be filed with this Current Report are set forth on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOTRAC CORPORATION

By:	/s/ Scott D. Dorfman

Scott D. Dorfman, Chairman, President and Chief Executive Officer

Dated: November 6, 2006

EXHIBIT INDEX

2.1
Asset Purchase Agreement dated as of September 5, 2006 by and between ClientLogic Operating Corporation and Innotrac Corporation. (The schedules to the Asset Purchase Agreement have been omitted from this Current Report pursuant to Item 601(b)(2) of Regulation S-K, and Innotrac Corporation agrees to furnish copies of such omitted schedules supplementally to the Securities and Exchange Commission upon request.)

2.2	First Amendment to Asset Purchase Agreement dated as of September 27, 2006 by and between ClientLogic Operating Corporation and Innotrac Corporation.

2.3	Second Amendment to Asset Purchase Agreement dated as of October 31, 2006 by and between ClientLogic Operating Corporation and Innotrac Corporation.

99.1	Press Release dated October 31, 2006.